NEW JERSEY DEPARTMENT OF TREASURY
DIVISION OF REVENUE

CERTIFICATE OF INC, (PROFIT)

SUN PACIFIC POWER CORP

0400299093

The above-named DOMESTIC PROFIT CORPORATION was duly filed in accordance with New Jersey state law on 07/28/2009 and was assigned identification number 0400299093. Following are the articles that constitute its original certificate.

1. **Name:**
   SUN PACIFIC POWER CORP
2. **Registered Agent:**
   NICK CAMPANELLA
3. **Registered Office:**
   34 WEST MAIN STREET
   FREEHOLD, NJ 07728
4. **Business Purpose:**
   SOLAR POWER
5. **Stock:**
   1000
6. **Effective Date of this Filing is:**
   07/28/2009
7. **First Board of Directors:**
   NICK CAMPANELLA
   34 WEST MAIN STREET
   FREEHOLD, NJ 07728
8. **Incorporators:**
   NICK CAMPANELLA
   34 WEST MAIN STREET
   FREEHOLD, NJ 07728
9. **Main Business Address:**
   34 WEST MAIN STREET
   FREEHOLD, NJ 07728

Signatures:

NICK CAMPANELLA

NEW JERSEY DEPARTMENT OF TREASURY
DIVISION OF REVENUE

CERTIFICATE OF INC, (PROFIT)

SUN PACIFIC POWER CORP

0400299093


THE GREAT SEAL OF THE STATE OF NEW JERSEY

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 28th day of July, 2009

R. David Rousseau
State Treasurer

Certification# 114945914

Verify this certificate at
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

IRS DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

Date of this notice: 07-28-2009

Employer Identification Number:
27-0627287

Form: SS-4

Number of this notice: CP 575 A

SUN PACIFIC POWER CORP
34 W MAIN ST
FREEHOLD, NJ 07728

For assistance you may call us at:
1-800-829-4933

IF YOU WRITE, ATTACH THE
STUB AT THE END OF THIS NOTICE.

WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER

Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 27-0627287. This EIN will identify you, your business accounts, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records.

When filing tax documents, payments, and related correspondence, it is very important that you use your EIN and complete name and address exactly as shown above. Any variation may cause a delay in processing, result in incorrect information in your account, or even cause you to be assigned more than one EIN. If the information is not correct as shown above, please make the correction using the attached tear off stub and return it to us.

Based on the information received from you or your representative, you must file the following form(s) by the date(s) shown.

Form 940	01/31/2011
Form 943	01/31/2011
Form 1120	03/15/2010

If you have questions about the form(s) or the due date(s) shown, you can call us at the phone number or write to us at the address shown at the top of this notice. If you need help in determining your annual accounting period (tax year), see Publication 538, *Accounting Periods and Methods*.

We assigned you a tax classification based on information obtained from you or your representative. It is not a legal determination of your tax classification, and is not binding on the IRS. If you want a legal determination of your tax classification, you may request a private letter ruling from the IRS under the guidelines in Revenue Procedure 2004-1, 2004-1 I.R.B. 1 (or superseding Revenue Procedure for the year at issue). Note: Certain tax classification elections can be requested by filing Form 8832, *Entity Classification Election*. See Form 8832 and its instructions for additional information.

IMPORTANT INFORMATION FOR S CORPORATION ELECTION:

If you intend to elect to file your return as a small business corporation, an election to file a Form 1120-S must be made within certain timeframes and the corporation must meet certain tests. All of this information is included in the instructions for Form 2553, *Election by a Small Business Corporation*.

If you are required to deposit for employment taxes (Forms 941, 943, 940, 944, 945, CT-1, or 1042), excise taxes (Form 720), or income taxes (Form 1120), you will receive a Welcome Package shortly, which includes instructions for making your deposits electronically through the Electronic Federal Tax Payment System (EFTPS). A Personal Identification Number (PIN) for EFTPS will also be sent to you under separate cover. Please activate the PIN once you receive it, even if you have requested the services of a tax professional or representative. For more information about EFTPS, refer to Publication 966, *Electronic Choices to Pay All Your Federal Taxes* and Publication 4248, *EFTPS (Brochure)*. If you need to make a deposit before you receive your Welcome Package, please visit an IRS taxpayer assistance center to obtain a Federal Tax Deposit Coupon, Form 8109-B. To locate the taxpayer assistance center nearest you, visit the IRS Web site at http://www.irs.gov/localcontacts/index.html. Note: You will not be able to obtain Form 8109-B by calling 1-800-829-TAXFORMS (1-800-829-3676).

The IRS is committed to helping all taxpayers comply with their tax filing obligations. If you need help completing your returns or meeting your tax obligations, Authorized e-file Providers, such as Reporting Agents (payroll service providers) are available to assist you. Visit the IRS Web site at www.irs.gov for a list of companies that offer IRS e-file for business products and services. The list provides addresses, telephone numbers, and links to their Web sites.

To obtain tax forms and publications, including those referenced in this notice, visit our Web site at www.irs.gov. If you do not have access to the Internet, call 1-800-829-3676 (TTY/TDD 1-800-829-4059) or visit your local IRS office.

IMPORTANT REMINDERS:

* Keep a copy of this notice in your permanent records. **This notice is issued only one time and the IRS will not be able to generate a duplicate copy for you.**

* Use this EIN and your name exactly as they appear at the top of this notice on all your federal tax forms.

* Refer to this EIN on your tax-related correspondence and documents.

If you have questions about your EIN, you can call us at the phone number or write to us at the address shown at the top of this notice. If you write, please tear off the stub at the bottom of this notice and send it along with your letter. If you do not need to write us, do not complete and return the stub. Thank you for your cooperation.

Keep this part for your records. CP 575 A (Rev. 7-2007)

Return this part with any correspondence so we may identify your account. Please correct any errors in your name or address.

CP 575 A

9999999999

Your Telephone Number ( ) - ____________ Best Time to Call ____________

DATE OF THIS NOTICE: 07-28-2009
EMPLOYER IDENTIFICATION NUMBER: 27-0627287
FORM: SS-4 NOBOD

INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

SUN PACIFIC POWER CORP
34 W MAIN ST
FREEHOLD, NJ 07728

STATE OF NEW JERSEY
ONLINE TAX/EMPLOYER REGISTRATION

Congratulations! You have completed the registration process.
Please note your Filer ID and confirmation number for your records and future use.

FILER ID: XXXXX7287 Confirmation #: CN313452724 for Corp Number: 0400299093

If you have used both a Filer Id and FEIN in this session, the FEIN will be the official number for tax purposes.

Your information will be posted to our production system within twenty-four hours.
Thank you for using our Business Filing and Registration Service. Best wishes for your business endeavor.

Other Services and Information

As a new registrant you may be interested in learning about other services New Jersey offers to the business community. Review the list of service programs below and click on the selections that interest you. We will send you an e-mail with information about and hyperlinks to the service programs. Where applicable, we will attached program-related forms and instructions.

- ☐ **Small Business Registration** - Vendors can use the Small Business Vendor Registration Form to be added to the State listing of vendors eligible to participate in New Jersey Set-Aside Program.
- ☐ **NJ Business Links List** - Obtain a list of helpful business related sites that you can access and bookmark. This includes links to the State's online bidders' list and licensing guide.
- ☐ **Proof of Registration for State Government and Casino Industry Contracting** - Obtain the circular Letter that outlines the proof of registration requirements for public sector contracting.
- ☐ **Public Records Services for Business** - Check on the status of registered businesses in New Jersey, obtain copies of public records, research the State's Uniform Commerical Code system online and order official certifications including corporate standing certificates and Apostilles for international document exchange.
- ☐ **Public Works Contractor Registration** - Obtain forms to register with the Division of Wage and Hour Compliance for public works projects.
- ☐ **Division of Property Management and Construction** - Start your request for classification as a contractor with the NJ Division of Property Management and Construction.
- ☐ **Request for Contractor Classification** - Start your application for participation in the NJ School Construction Program.
- ☐ **Vendor Information Questionnaire** - Fill out form W9 (payee) if you are contracting or plan to contract with State government. The State of NJ uses this information to verify/establish your name, address, and ID for payment processing.

Please Verify E-Mail Address:

Enter E-Mail: NICK@CGAASSOCIATES.COM (From prior screen)

Enter E-Mail again: (Retype E-Mail for verification)

[Submit Request]

[Go to myNJ Business Portal]

Div. of Revenue